SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                          AMENDMENT NO. 1 TO FORM 8-K

                                CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                          Date of Report: July 7, 1999
                        (Date of earliest event reported)


                              NETWOLVES CORPORATION
             (Exact name of registrant as specified in its charter)



    New York                  000-25831                   11-3439392
 (State or other             (Commission                (IRS Employer
 jurisdiction of             File Number)                Identification
 incorporation)                                             Number)


 200 Broadhollow Road, Suite 207, Melville, New York         11747
(Address of principal executive offices)                  (Zip Code)



Registrant's telephone number including area code      (516) 393-5016


------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 7.   Financial Statements and Exhibits

     (a) Financial Statements of Businesses Acquired. The financial statements of Sales and Management Consulting, Inc. (d/b/a The Sullivan Group) are attached hereto.

     (b) Pro Forma Financial Information. The required pro forma financial information is attached hereto.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        NETWOLVES CORPORATION

                                        /s/ Walter M. Groteke
                                        Walter M. Groteke, President
Dated:  September  20, 1999

(a) FINANCIAL STATEMENTS OF SALES AND MANAGEMENT CONSULTING, INC.
    (D/B/A THE SULLIVAN GROUP)

    INDEPENDENT AUDITOR'S REPORT                                            1

    BALANCE SHEETS as of December 31, 1998 and 1997                         2

    STATEMENTS OF OPERATIONS for the years ended
      December 31, 1998, 1997 and 1996                                      3

    STATEMENT OF SHAREHOLDERS DEFICIENCY for the years
      ended December 31, 1996, 1997 and 1998                                4

    STATEMENTS OF CASH FLOWS for the years ended December 31,
      1998, 1997 and 1996                                                   5

    NOTES TO FINANCIAL STATEMENTS for the years ended
     December 31, 1998, 1997 and 1996                                      6-12

    CONDENSED BALANCE SHEET (unaudited) as of June 30, 1999                 13

    CONDENSED STATEMENTS OF OPERATIONS (unaudited)  for the six months
      ended June 30, 1999 and 1998                                          14

    CONDENSED STATEMENTS OF CASH FLOWS (unaudited) for the six months
      ended June 30, 1999 and 1998                                          15

    NOTES TO CONDENSED FINANCIAL STATEMENTS (unaudited) for the six
      months ended June 30, 1999 and 1998                                   16

(b) PRO FORMA FINANCIAL INFORMATION

    INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED
      COMBINED FINANCIAL INFORMATION                                        17

    UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT
      OF OPERATIONS for the year ended June 30, 1999                        18

    NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
      STATEMENTS OF OPERATIONS for the year ended June 30, 1999             19

Board+` of Directors and Shareholders
Sales and Management Consulting, Inc.
Guilford, Connecticut


                          INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying balance sheets of Sales and Management Consulting, Inc. (d/b/a The Sullivan Group) as of December 31, 1998 and 1997, and the related statements of operations, shareholders' deficiency, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sales and Management Consulting, Inc. as of December 31, 1998 and 1997, and the results of its operations and cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.


/s/   HAYS & COMPANY

August 5, 1999
New York, New York

                     SALES AND MANAGEMENT CONSULTING, INC.
                           (d/b/a The Sullivan Group)

                                 BALANCE SHEETS


                                                      December 31,
                                               -------------------------
                                               1998               1997
                                               ----               ----
ASSETS
Current assets
  Cash                                      $  38,799          $  7,507
  Accounts receivable                         157,329           423,535
  Due to affiliate                               -               15,000
                                            ---------         ---------
     Total current assets                     196,128           446,042

Property and equipment, net                    57,258            94,604

Intangible assets, net                         20,915            21,535
                                            ---------         ---------
                                             $274,301          $562,181
                                            ---------         ---------
LIABILITIES AND SHAREHOLDERS' DEFICIENCY

Current liabilities
  Accounts payable and accrued expenses      $133,138          $100,707
  Deferred compensation                       100,000            76,120
  Current maturities of long-term debt         56,818            54,057
                                            ---------         ---------
    Total current liabilities                 289,956           230,884

Long-term debt, net of current maturities     331,593           388,410
Loans and advances from shareholder           500,000           410,550
                                            ---------         ---------
    Total liabilities                       1,121,549         1,029,844
                                            ---------         ---------

Commitments and contingencies
   (Notes 4, 6, 7, 8 and 9)

Shareholders' deficiency
  Common stock, $100 par value; 5,000
    shares authorized, 10 shares issued
    and outstanding                             1,000             1,000
  Accumulated deficit                        (848,248)         (468,663)
                                            ---------         ---------

    Total shareholders' deficiency           (847,248)         (467,663)
                                            ---------         ---------
                                            $ 274,301         $ 562,181
                                            =========         =========


   The accompanying notes are an integral part of these financial statements

                     SALES AND MANAGEMENT CONSULTING, INC.
                           (d/b/a The Sullivan Group)

                            STATEMENTS OF OPERATIONS

                                                 Year ended December 31,
                                           ------------------------------------
                                           1998            1997            1996
                                           ----            ----            ----

Consulting and training revenue        $1,545,229       $1,709,957      $1,902,002

Cost of services                          986,837          902,999       1,224,759
                                       ----------       ----------      ----------

Gross profit                              558,392          806,958         677,243
                                       ----------       ----------      ----------
Operating expenses
  General and administrative              862,090          757,130         847,611
  Sales and marketing                      13,658            5,030           1,831
                                       ----------       ----------      ----------
                                          875,748          762,160         849,442
                                       ----------       ----------      ----------
Other income (expenses)
  Interest income                              32              124             790
  Interest expense                        (62,261)         (71,810)        (67,537)
                                       ----------       ----------      ----------

                                          (62,229)         (71,686)        (66,747)
                                       ----------       ----------      ----------
Net loss                               $ (379,585)      $  (26,888)     $ (238,946)
                                       ==========       ==========      ==========

  The accompanying notes are an integral part of these financial statements

                     SALES AND MANAGEMENT CONSULTING, INC.
                           (d/b/a The Sullivan Group)

                     STATEMENT OF SHAREHOLDERS' DEFICIENCY
                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998


                                                                                     Total
                                       Common stock              Accumulated      shareholders'
                                 Shares          Amount            deficit         deficiency
                                 ------          ------          ------------     --------------

Balance, January 1, 1996          10            $ 1,000           $(202,829)         $201,829)

Net loss, year ended
    December 31, 1996             -                 -              (238,946)         (238,946)
                               --------         --------          ----------        ----------

Balance, December 31, 1996        10              1,000            (441,775)         (440,775)

Net loss, year ended
    December 31, 1997             -                 -               (26,888)          (26,888)
                               --------         --------          ----------        ----------

Balance, December 31, 1997        10              1,000            (468,663)         (467,663)

Net loss, year ended
    December 31, 1998             -                 -              (379,585)         (379,585)
                               --------         --------          ----------        ----------

Balance, December 31, 1998        10            $  1,000          $ (848,248)        $(847,248)
                               ========         ========          ==========        ==========


  The accompanying notes are an integral part of these financial statements

                     SALES AND MANAGEMENT CONSULTING, INC.
                           (d/b/a The Sullivan Group)

                            STATEMENTS OF CASH FLOWS


                                                             Year ended December 31,
                                                     -------------------------------------
                                                     1998            1997            1996
                                                     ----            ----            ----
INCREASE (DECREASE) IN CASH
Cash flows from operating activities
  Net loss                                        $ (379,585)      $ (26,888)     $(238,946)
  Adjustments to reconcile net loss to
    net cash provided by (used in)
     operating activities
       Depreciation and amortization                  44,022         107,759        128,647
       Amortization of note discount                    -              1,350          9,320
  Changes in operating assets and liabilities
     Accounts receivable                             266,206        (202,085)        45,025
     Due to affiliate                                 15,000         (15,000)           -
     Accounts payable and accrued expenses            32,431          12,613        (30,607)
     Deferred compensation                            23,880          50,000         26,120
     Accrued interest                                   -             32,199         29,540
                                                   ---------       ---------      ---------
       Net cash provided by (used in) operating
       activities                                      1,954         (40,052)       (30,901)
                                                   ---------       ---------      ---------
  Cash flows from investing activities
     Payments to purchase property and
       equipment                                      (6,056)         (7,155)       (25,641)
                                                   ---------       ---------      ---------
Cash flows from financing activities
     Advances from shareholder, net                   89,450         256,180          4,700
     Proceeds from line of credit                        -               -          275,000
     Principal repayments of line of credit              -          (200,000)      (175,000)
     (Repayment of) proceeds from bank overdraft, net    -            (6,265)         6,265
     Proceeds from borrowing against cash
       surrender value of life insurance policies        -              -            51,622
     Principal repayments of Noncompete Note          (7,500)           -          (105,000)
     Principal repayments of DVI Note                (46,556)           -               -
                                                   ---------       ---------      ---------
Net cash provided by financing activities             35,394          49,915         57,587
                                                   ---------       ---------      ---------
Net increase in cash                                  31,292           2,708          1,045

Cash balance, beginning of year                        7,507           4,799          3,754
                                                   ---------       ---------      ---------
Cash balance, end of year                           $ 38,799        $  7,507      $  4,799
                                                   =========       =========      =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION

  Interest paid                                     $ 52,211        $ 38,261       $ 28,676
                                                   =========       =========      =========


    The accompanying notes are an integral part of these financial statements

                     SALES AND MANAGEMENT CONSULTING, INC.
                           (d/b/a The Sullivan Group)

                         NOTES TO FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996


1    The Company

     Sales and  Management  Consulting,  Inc.  (d/b/a The  Sullivan  Group) (the
     Company), is a Connecticut corporation incorporated in 1980. The Company provides consulting, educational and training services primarily to the oil and gas and automotive industries throughout the United States.

     On July 7, 1999, the Company was purchased by TSG Global Education Web, Inc., a Delaware corporation and a direct, majority-owned subsidiary of NetWolves Corporation (Note 9).

2    Summary of significant accounting policies

     Use of estimates

     In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Revenue recognition

     The Company recognizes revenue from consulting and training fees when the services are provided.

     Property and equipment

     Property and equipment are stated at cost and depreciated on a straight-line basis over the estimated useful lives of the related assets. Expenditures for maintenance and repairs are charged directly to the appropriate operating accounts at the time the expense is incurred. Expenditures determined to represent additions and betterments are capitalized.

     Intangible assets

     On October 1, 1992, the Company purchased certain assets of the Duffy-Vinet Institute, Inc. ("DVI"), including furniture and fixtures and a library of reference and training materials.

     The excess of cost over fair market value of assets acquired in the original amount of $24,788 represents the additional costs incurred in acquiring the operating assets and business of DVI. These costs are being amortized using the straight-line method over forty years and resulted in amortization expense of $620, $619 and $620 for the years ended December 31, 1998, 1997 and 1996, respectively.

     A noncompete covenant in the amount of $430,680 (Note 4) was being amortized using the straight-line method over the life of the agreement (five years) and was fully amortized during 1997. Amortization expense relating to such covenant was $64,602 and $86,136 for the years ended December 31, 1997 and 1996, respectively.

                     SALES AND MANAGEMENT CONSULTING, INC.
                           (d/b/a The Sullivan Group)

                         NOTES TO FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996


2    Summary of significant accounting policies (continued)

     Impairment of long-lived assets

     The Company reviews its long-lived assets, including intangibles and property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine recoverability of its long-lived assets, the Company evaluates the probability that future undiscounted net cash flows, without interest charges, will be less than the carrying amount of the assets. The Company has determined that as of December 31, 1998, there has been no impairment in the carrying value of long-lived assets.

     Income taxes

     The Company employs the cash basis of accounting for federal and state income tax purposes whereby revenues are recognized when received and expenses recognized when paid.

     Deferred tax assets and liabilities are recognized based on the differences between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. The Company has recorded no provisions for income taxes in the accompanying financial statements as a result of incurred losses.

3    Property and equipment

     Property and equipment consists of the following:

                                                                December 31,
                                        Useful life          -------------------
                                         in years            1998           1997
                                        -----------          ----           ----

        Equipment                          5 to 7          $ 115,649       $ 109,593
        Furniture and fixtures             5 to 7            314,573         314,573
                                                           ---------       ---------
                                                             430,222         424,166
        Less accumulated depreciation                       (372,964)       (329,562)
                                                           ---------       ---------

        Property and equipment, net                        $  57,258       $  94,604
                                                           =========       =========

     Deprecation expense for the years ended December 31, 1998, 1997 and 1996 totaled $43,402, $42,538 and $41,891, respectively.

                     SALES AND MANAGEMENT CONSULTING, INC.
                           (d/b/a The Sullivan Group)

                         NOTES TO FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996


4 Long-term debt

Long-term debt consists of the following:

                                                     December 31,
                                                ---------------------
                                                1998             1997
                                                ----             ----

DVI Note and accrued interest                $ 343,411      $ 389,967
Noncompete Note                                 45,000         52,500
                                             ---------      ---------
                                               388,411        442,467
Less current maturities of long-term debt      (56,818)       (54,057)
                                             ---------      ---------

Long-term debt, net of current maturities    $ 331,593      $ 388,410
                                             =========      =========


     DVI Note

     The note payable to DVI (the DVI Note) in the original amount of $247,875 accrued interest at 9% per annum and required no principal or interest payments until October 1997. The DVI Note is secured by all of the assets acquired from DVI, including all furniture, fixtures, equipment and library of master tapes and completed programs. At the time the scheduled debt repayments were to commence the Company was unable to make such repayments based on the original terms and became in default of the DVI Note.

     During January 1998 the Company restructured the DVI Note (the Restructured DVI Note). The Restructured DVI Note calls for 84 monthly payments of $5,655 commencing January 1998 (see Restructured Notes below).

     Noncompete Note

     In connection with the purchase of certain assets of DVI, the Company also entered into a noncompete agreement with a former shareholder of DVI whereby the Company agreed to pay such individual $525,000 over five years in monthly installments of $8,750 (the Noncompete Note). The Noncompete
     Note is non-interest bearing and is secured by all of the assets acquired from DVI. The Company recorded the note and corresponding noncompete covenant at $430,680, which represented the present value of amounts to be paid using an implied interest rate of 9%. The Company ceased making payments during 1997 and became in default under the terms of the Noncompete Note.

     During January 1998 the Company restructured the Noncompete Note (the Restructured Noncompete Note). The Restructured Noncompete Note calls for 84 monthly payments of $625 commencing January 1998 (see Restructured Notes below).

                     SALES AND MANAGEMENT CONSULTING, INC.
                           (d/b/a The Sullivan Group)

                         NOTES TO FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996


4    Long-term debt (continued)

     Restructured Notes

     The Restructured DVI Note and the Restructured Noncompete Note (collectively referred to as the "Restructured Notes") were accounted for in accordance with the requirements of Statement of Financial Accounting Standards No. 15, Accounting by Debtors and Creditors for Troubled Debt Restructurings (SFAS #15). The Company did not reduce its recorded obligations under the Restructured Notes, since the overall estimated future cash flows (including interest) to be paid to DVI over the full term of the Restructured Notes exceeded the recorded amounts at the date of the restructuring. SFAS #15 requires the Company to continue to carry the Restructured Notes at their recorded amounts and account for all future payments as principal and interest in such a manner that interest expense is computed on a constant effective interest rate applied to the carrying amount of the Restructured Notes. Accordingly, the effective annual interest rates for the Restructured DVI Note and the Restructured Noncompete Note are 6% and 0%, respectively.

     Aggregate maturities of long-term debt are as follows:


        Year ending December 31,
                1999                            $  56,818
                2000                               59,743
                2001                               62,841
                2002                               66,124
                2003                               69,601
                Thereafter                         73,284
                                               ----------
                                               $  388,411
                                               ==========

     Line of credit

     The Company maintained a $200,000 line of credit with Bank Boston which provided for interest at a rate of prime plus 1% per annum. This line of credit, which was guaranteed by one of the Company's principal shareholders, was repaid during 1997 and resulted in interest expense of $9,663 and $10,207 for the years ended December 31, 1997 and 1996, respectively.

                  SALES AND MANAGEMENT CONSULTING, INC.
                           (d/b/a The Sullivan Group)

                         NOTES TO FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996


5    Income taxes

     The tax effects of temporary differences that give rise to deferred tax assets and liabilities are summarized as follows:

                                                           December 31,
                                                     ------------------------
                                                      1998               1997
                                                      ----               ----
      Deferred tax assets and liabilities
        Net operating loss carryforwards           $  81,000           $ 56,000
        Deferred compensation                         40,000             30,000
        Accounts payable and accrued expenses         53,000            155,000
        Accounts receivable                          (63,000)          (169,000)
                                                   ---------           --------
                                                     111,000             72,000
        Valuation allowance                         (111,000)           (72,000)
                                                   ---------           --------
        Deferred tax asset, net                    $    -              $   -
                                                   =========           =========

     A valuation allowance is required against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets may not be realized. The full valuation allowances at December 31, 1998 and 1997 reflect uncertainties with respect to future realization of the deferred tax assets.

     At December 31, 1998, the Company has net operating loss tax carryforwards of approximately $200,000 that expire in the years 2011 through 2018. Upon consummation of the Merger (Note 9), these carryforwards became subject to restriction in accordance with the Internal Revenue Code.

6    Related party transactions

     The Company has entered into transactions with one of its principal shareholders who is also the Chief Executive Officer and Chairman, as follows:

     -- From time to time, the shareholder advanced the Company funds to be used for working capital purposes. As of December 31, 1998, these advances had no scheduled repayment terms and bore interest at the rate of 8% per annum. Repayment of these advances were scheduled in connection with the Merger (Note 9).

     -- Deferred compensation owed to the shareholder aggregated $100,000 and $76,120 at December 31, 1998 and 1997, respectively. The shareholder elected to defer payment of a portion of his employment related compensation due to the Company's temporary cash flow concerns. As of December 31, 1998 such amounts had no scheduled repayment terms, however, repayment of these amounts were scheduled in connection with the Merger (Note 9).

     -- At December 31, 1998, the Company leased its office space from the shareholder for annual lease payments of $69,378 for each of the years ended December 31, 1998, 1997 and 1996. Effective January 1, 1999, the Company extended the terms of the lease for five years at an annual rent of approximately $75,000.

          Additionally, commencing in 1998, the Company began receiving consulting services from an entity owned by the shareholder. These services totalled approximately $40,000, for the year ended December 31, 1998.

                     SALES AND MANAGEMENT CONSULTING, INC.
                           (d/b/a The Sullivan Group)

                         NOTES TO FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



7    Commitments and contingencies

     Leases

     In addition to Companys office space lease (Note 6), the Company has entered into leases for additional office space, office equipment and vehicles. At December 31, 1998, the approximate future minimum annual lease payments (including the related party office space) are summarized as follows:


        Year ending December 31,
                1999               $ 120,000
                2000                 105,000
                2001                  92,000
                2002                  84,000
                2003                  76,000
                                   ---------
                                   $ 477,000
                                   =========

     Defined contribution/profit sharing plan

     The Company provides pension benefits to eligible employees through a 401(k) plan. Company contributions to the plan are discretionary. In addition, employees have the option of deferring and contributing a portion of their annual compensation to the plan under the provisions of the plan. Employer matching contributions and profit sharing contributions to the plan approximated $4,100, $36,200 and $20,700 for the years ended December 31, 1998, 1997 and 1996, respectively.

8    Major customers

     The Company had the following balances and transactions with five unrelated major customers:


                          Revenue                      Accounts receivable
                ----------------------------           ----------------------
                   Year ended December 31,                   December 31,
               -----------------------------           ----------------------
               1998        1997         1996           1998             1997
               ----        ----         ----           ----             ----

             $ 552,000   $ 362,000    $  52,000     $ 115,000        $ 86,000
             $ 522,000   $ 652,000    $ 742,000     $    -           $ 99,000
             $  62,000   $ 215,000    $ 210,000     $    -           $   -
             $    -      $  95,000    $ 561,000     $    -           $   -
             $ 154,000   $ 232,000    $    -        $    -           $ 22,000


9    Subsequent events

     In January 1999, the Company entered into an agreement with NetWolves Corporation ("NetWolves") whereby the Company appointed NetWolves as its exclusive provider of the NetWolves multi-service Internet delivery system (known as the "FoxBox") to be used in conjunction with the Companys proprietary interactive distance learning training programs. The period of the agreement is for a term of five years and shall be automatically renewed for an additional five-year term unless six months notice of termination is provided by either party.

                     SALES AND MANAGEMENT CONSULTING, INC.
                           (d/b/a The Sullivan Group)

                         NOTES TO FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

9    Subsequent events (continued)

     On July 7, 1999, the Company and Netwolves executed a merger agreement (the Merger) pursuant to which NetWolves acquired the outstanding capital stock of the Company. Under the terms of the Merger, TSG Global Education Web, Inc. (TSG) (a subsidiary of NetWolves), with 4,150,000 shares of outstanding common stock, purchased all of the outstanding shares of the Company's common stock in exchange for 180,000 shares of NetWolves restricted common stock. At the effective date of the Merger (June 30, 1999), the Company merged into TSG, with TSG as the surviving entity.

     Concurrent with the Merger, the shareholders of the Company purchased 70,000 shares of TSG's common stock for $.35 per share for an aggregate cash proceeds of $24,500. This represents 1.7% of the outstanding common stock of TSG.

     At the time of the Merger and in accordance with TSGs newly formed stock option plan, the shareholders of the Company received 605,000 five-year options to purchase TSG common stock at an exercise price of $.35 per share. Management estimates that the exercise price approximates the estimated fair value of the TSG common stock.

     The Merger also provides for NetWolves to make up to $4,750,000 of non-interest bearing open account working capital advances to TSG pursuant to an agreed-upon schedule through November 15, 1999. Through June 30, 1999, $949,000 had been advanced and an additional $801,000 has been advanced in July and August 1999. Should NetWolves decide not to make further working capital advances, the number of TSG shares owned by NetWolves will be reduced in accordance with the agreement.

     As part of the Merger, TSG issued 250,000 shares of TSG cumulative, 8% preferred stock to a shareholder of the Company in partial settlement of outstanding liabilities owed to such shareholder and also agreed to repay the remaining amounts owed to the shareholder.

                     SALES AND MANAGEMENT CONSULTING, INC.
                           (d/b/a The Sullivan Group)

                            CONDENSED BALANCE SHEET
                                  (Unaudited)

                                 JUNE 30, 1999



ASSETS

Current assets
  Cash                                                   $   387,724
  Accounts receivable                                         70,221
                                                         -----------
    Total current assets                                     457,945

Property and equipment, net                                   35,255

Intangible assets, net                                        20,605
                                                         -----------
                                                         $   513,805
                                                         ===========

LIABILITIES AND SHAREHOLDERS' DEFICIENCY

Current liabilities
  Accounts payable and accrued expenses                  $   151,685
  Deferred compensation                                      100,000
  Advances from NetWolves Corporation                        949,000
  Current maturities of long-term debt                        58,260
                                                         -----------
    Total current liabilities                              1,258,945


Long-term debt, net of current maturities                    302,097
Loans and advances from shareholder                          388,391
                                                         -----------
    Total liabilities                                      1,949,433
                                                         -----------
Commitments and contingencies

Shareholders' deficiency
    Common stock, $100 par value; 5,000 shares
     authorized, 10 shares issued and outstanding             1,000
    Accumulated deficit                                  (1,436,628)
                                                        -----------
     Total shareholders' deficiency                      (1,435,628)
                                                        -----------
                                                        $   513,805
                                                        ===========

   The accompanying notes are an integral part of these financial statements.

                     SALES AND MANAGEMENT CONSULTING, INC.
                           (d/b/a The Sullivan Group)

                       CONDENSED STATEMENTS OF OPERATIONS
                                  (Unaudited)

                                                Six months ended June 30,
                                                -------------------------
                                                   1999         1998
                                                   ----         ----

Consulting and training revenue                $ 388,716     $ 819,420

Costs of services                                343,287       528,774
                                               ---------     ---------
Gross profit                                      45,429       290,646
                                               ---------     ---------
Operating expenses

   General and administrative                    607,753       553,472
   Sales and marketing                             6,852        15,086
                                               ---------     ---------
                                                 614,605       568,558
                                               ---------     ---------
Other income (expenses)
   Interest income                                   421            29
   Interest expense                              (19,625)      (26,987)
                                               ---------     ---------
                                                 (19,204)      (26,958)
                                               ---------     ---------
Net loss                                       $(588,380)    $(304,870)
                                               =========     =========


   The accompanying notes are an integral part of these financial statements.

                     SALES AND MANAGEMENT CONSULTING, INC.
                           (d/b/a The Sullivan Group)

                       CONDENSED STATEMENTS OF CASH FLOWS
                                  (Unaudited)


                                                          Six months ended June 30,
                                                          -------------------------
                                                            1999            1998
                                                            ----            ----
INCREASE (DECREASE) IN CASH
Cash flows from operating activities
    Net loss                                              $(588,380)      $(304,870)
    Adjustments to reconcile net loss to net cash
    (used in) provided by operating activities
      Depreciation and amortization                          22,314          21,708
    Changes in operating assets and liabilities
      Accounts receivable                                    87,108         423,535
      Due to affiliate                                          -            15,000
      Accounts payable and accrued expenses                  18,546         (13,688)
                                                          ---------       ---------
        Net cash (used in) provided by
          operating activities                             (460,412)        141,685
                                                          ---------       ---------
Cash flows from financing activities

   Repayments of advances from shareholder, net            (111,609)       (110,550)
   Advances from NetWolves Corporation                      949,000            -
   Principal repayments of Noncompete Note                   (3,750)         (3,750)
   Principal repayments of DVI Note                         (24,304)        (22,942)
                                                          ---------       ---------
   Net cash provided by (used in) financing activities      809,337        (137,242)
                                                          ---------       ---------

Net increase in cash                                        348,925           4,443

Cash balance, beginning of period                            38,799           7,507
                                                          ---------       ---------
Cash balance, end of period                               $ 387,724       $  11,950
                                                          =========       =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

   Interest paid                                          $  19,625       $  31,577
                                                          =========       =========

   The accompanying notes are an integral part of these financial statements.

                     SALES AND MANAGEMENT CONSULTING, INC.
                           (d/b/a The Sullivan Group)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  (Unaudited)

                    SIX MONTHS ENDED JUNE 30, 1999 AND 1998


1    Basis of presentation

     The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the full year. It is suggested that these financial statements be read in conjunction with the audited financial statements and notes thereto of Sales and Management Consulting, Inc. (the "Company") for the years ended December 31, 1998, 1997 and 1996.

2    Transactions with NetWolves Corporation

     In January 1999, the Company entered into an agreement with NetWolves Corporation ("NetWolves") whereby the Company appointed NetWolves as its exclusive provider of the NetWolves multi-service Internet delivery system (known as the "FoxBox") to be used in conjunction with the Companys proprietary interactive distance learning training programs. The period of the agreement is for a term of five years and shall be automatically renewed for an additional five-year term unless six months notice of termination is provided by either party.

     On July 7, 1999, the Company and Netwolves executed a merger agreement (the Merger) pursuant to which NetWolves acquired the outstanding capital stock of the Company. Under the terms of the Merger, TSG Global Education Web, Inc. (TSG) (a subsidiary of NetWolves) with 4,150,000 shares of outstanding common stock, purchased all of the outstanding shares of the Company's common stock in exchange for 180,000 shares of NetWolves restricted common stock. At the effective date of the Merger (June 30, 1999), the Company merged into TSG, with TSG as the surviving entity.

     Concurrent with the Merger, the shareholders of the Company purchased 70,000 shares of TSG common stock for $.35 per share for an aggregate cash proceeds of $24,500. This represents 1.7% of the outstanding common stock of TSG.

     At the time of the Merger and in accordance with TSGs newly formed stock option plan, the shareholders of the Company received 605,000 five-year options to purchase TSG common stock at an exercise price of $.35 per share. Management estimates that the exercise price approximates the estimated fair value of the TSG common stock.

     The Merger also provides for NetWolves to make up to $4,750,000 of non-interest bearing open account working capital advances to TSG pursuant to an agreed-upon schedule through November 15, 1999. Through June 30, 1999, $949,000 had been advanced and an additional $801,000 has been advanced in July and August 1999. Should NetWolves decide not to make further working capital advances, the number of TSG shares owned by NetWolves will be reduced in accordance with the agreement.

     As part of the Merger, TSG issued 250,000 shares of TSG cumulative, 8% preferred stock to a shareholder of the Company in partial settlement of outstanding liabilities owed to such shareholder and also agreed to repay the remaining amounts owed to the shareholder.

                             NETWOLVES CORPORATION

                      INTRODUCTION TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL INFORMATION



     The following unaudited pro forma condensed combined statement of operations gives pro forma effect to the completion of the acquisition of Sales and Management Consulting, Inc. (d/b/a the Sullivan Group) (the Company), as if it had occurred at July 1, 1998. The Company was acquired effective June 30, 1999 and is therefore included in Registrants consolidated balance sheet as of June 30, 1999. Thus, a pro forma balance sheet has been omitted from the pro forma presentation. This pro forma information should be read in conjunction with the historical financial statements of Registrant and the historical financial statements of the Company appearing elsewhere herein.

     Registrant has a fiscal year end of June 30, 1999 while the Company has a calendar year end of December 31. The operations of Registrant for the year ended June 30, 1999 have been combined with the Companys operations for the twelve months ended June 30, 1999. The Companys financial statements for the year ended June 30, 1999 have been derived by combining the Companys results of operations for the six months ended December 31, 1998 and for the six months ended June 30, 1999.

     The pro forma adjustments reflecting the consummation of the acquisition using the purchase method of accounting are based on available financial information and certain estimates and assumptions set forth in the notes to the unaudited pro forma condensed combined statement of operations. This statement is presented for illustration purposes only and is not necessarily indicative of the future results of operations of the combined businesses or the results of operations of the combined businesses had the acquisitions occurred on July 1, 1998. For purposes of preparing its consolidated financial statements, Registrant will establish a new basis for the Companys assets and liabilities based upon the fair value thereof, including the costs of the acquisition. The unaudited pro forma condensed statement of operations reflects Registrants best estimates; however, the actual results of operations may differ from the pro forma amounts.

                             NETWOLVES CORPORATION

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS

                            YEAR ENDED JUNE 30, 1999

                                                            Sales and
                                                            Management
                                                            Consulting,
                                             NetWolves         Inc.
                                            Historical      Historical     Adjustments    Pro Forma
                                            ----------      -----------    -----------    ---------

Sales                                       $ 1,789,144     $ 1,114,525         -        $ 2,903,669
Cost of sales                                   582,724         801,350       65,000 (c)   1,449,074
                                            -----------     -----------    ---------     -----------
Gross profit from sales                       1,206,420         313,175     (65,000)       1,454,595
                                            -----------     -----------    ---------     -----------

Operating expenses
   General and administrative                 4,536,255         916,371     282,000 (a)    5,709,626
                                                                            (25,000)(b)
   Research and development                     418,109           -             -            418,109
   Sales and marketing                        2,002,330          5,424          -          2,007,754
                                             ----------     ----------     ---------      ----------
                                              6,956,694        921,795      257,000        8,135,489
                                             ----------     ----------     ---------      ----------
Loss before other income (expense)           (5,750,274)      (608,620)    (322,000)      (6,680,894)

Other income (expense)
   Interest income                               48,608            424         -              49,032
   Minority interest                               -              -          16,274 (f)       16,274
   Gain on sale of marketable securities        478,519           -            -             478,519
   Dividend income                               10,275           -            -              10,275
   Interest expense                               (455)        (54,899)     (16,000) (d)     (51,354)
                                                                             20,000  (e)
                                           ------------      ----------   ---------      ------------
Net loss                                   $(5,213,327)      $(663,095)    (301,726)     $(6,178,148)
                                           ============      ==========   =========      ============
Earnings (loss) per share
   Net loss                                $(5,213,327)      $(663,095)   $(301,726)     $(6,178,148)
   Less dividends on preferred stock              -               -         (20,000) (g)     (20,000)
                                           ------------      ----------   ----------      ----------
   Net loss available to common
     Shareholders                          $(5,213,327)       (663,095)    (321,726)      (6,198,148)
                                           ===========       =========    ==========      ==========
   Basic and diluted net loss per
      Share                                $     (1.11)                                  $     (1.27)
                                           ===========                                   ============
     Weighted average common
          shares outstanding                 4,691,651                      180,000  (h)    4,871,651
                                           ===========                     ========      ============

                  The accompanying notes are an integral part of these financial statements.

                                       18

                             NETWOLVES CORPORATION

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS

                            YEAR ENDED JUNE 30, 1999


(a) As a result of the Merger, the Company expects to record approximately $2,820,000 of purchased intangibles. Management is in the process of analyzing the composition of these intangibles. For purposes of this pro forma condensed combined statement of operations, the intangible assets are being amortized using the straight-line method with an estimated average life of 10 years.

(b) Represents an adjustment to depreciation expense of acquired property and equipment based upon the fair value of the assets.

(c) Represents an adjustment to the historical salary expense relating to employment agreements entered into with the Company's executives in connection with the Merger.

(d)  Represents   additional  interest  expense  resulting  from  a  fair  value adjustment made to certain long-term debt assumed.

(e) Represents a reduction of interest expense relating to $250,000 of loans and advances to shareholder that were converted to preferred stock of the Company (see Note 9) in connection with the Merger.

(f) Represents the minority interest associated with the 1.7% ownership interest retained by the shareholders of the Company.

(g) Represents an 8% dividend on the $250,000 of preferred stock issued in connection with the Merger (see Note e).

(h) Represents the weighted average shares of common stock issued in connection with the Merger.




                                       19